Exhibit 10.1

SECURITIZED ASSET COST PROPERTY SERVICING AGREEMENT

by and between

APPALACHIAN POWER RECOVERY FUNDING LLC,

as Issuer

and

APPALACHIAN POWER COMPANY,

as Servicer

Dated as of May 27, 2026

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Monthly Servicer’s Certificate
Exhibit B	Form of Semi-Annual Servicer’s Certificate
Exhibit C-1	Form of Regulation AB Servicer’s Certificate
Exhibit C-2	Form of Certificate of Compliance
Schedule 4.01(a)	Expected Amortization Schedule

ii

ANNEXES

Annex I	Servicing Procedures

iii

SECURITIZED ASSET COST PROPERTY SERVICING AGREEMENT

This SECURITIZED ASSET COST PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of May 27, 2026, is between APPALACHIAN POWER RECOVERY FUNDING LLC, a Delaware limited liability company, as issuer (the “Issuer”), and APPALACHIAN POWER COMPANY (“APCo”), a Virginia corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order, APCo, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling, and the Issuer is purchasing, certain SAC Property created pursuant to the Securitization Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the SAC Property and in order to collect the associated SAC Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments and Non-Standard True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the SAC Charges initially will be commingled with other funds collected by the Servicer;

WHEREAS, certain parties may have an interest in such commingled collections, and such parties have entered into an Intercreditor Agreement that allows APCo to allocate the collected, commingled funds according to each party’s interest; and

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the SAC Charges for the benefit and account of the Issuer, to obtain True-Up Adjustments and Non-Standard True-Up Adjustments from the Commission as required or allowed by the Financing Order, and to account for and remit the SAC Charges to the Indenture Trustee on behalf and for the account of the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto), dated as of the date hereof between the Issuer, U.S. Bank Trust Company, National Association, a national banking association, not individually but solely in its capacity as the indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, not individually but solely in its capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation,” respectively.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) Non-capitalized terms used herein which are defined in the Securitization Law shall, as the context requires, have the meanings assigned to such terms in the Securitization Law, but without giving effect to amendments to the Securitization Law after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01. Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment, and the Servicer’s acceptance thereof, may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. Authorization. With respect to all or any portion of the SAC Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and other duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03. Dominion and Control Over the SAC Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the SAC Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the SAC Property and the SAC Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Securitization Law, the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Secured Parties) in the SAC Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF SERVICER

SECTION 3.01. Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a) Duties of Servicer Generally. The Servicer’s duties in general shall include:

(i) management, servicing and administration of the SAC Property;

(ii) obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of SAC Property (including the SAC Charges);

(iii) responding to inquiries by Customers, the Commission, or any other Governmental Authority with respect to the SAC Property (including the SAC Charges);

(iv) investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances;

(v) furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies;

(vi) making all required filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on and security interest, in the SAC Property;

(vii) making all required filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on and security interest in all SAC Bond Collateral;

(viii) selling, as the agent for the Issuer, as its interests may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices;

(ix) taking all necessary action in connection with the True-Up Adjustments and Non-Standard True-Up Adjustments as set forth herein; and

(x) performing such other duties as may be specified under the Financing Order to be performed by it.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order, and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB and Rule 17g-5, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt-hour consumption and kilowatt demand.

(b) Reporting Functions.

(i) Monthly Servicer’s Certificate. On or before the twenty-fifth (25th) calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with July, 2026, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to SAC Charge Payments received by the Servicer during the Collection Period corresponding to the immediately preceding month; provided, however, that for any month in which the Servicer is required to deliver a Servicer’s Certificate pursuant to Section 4.01(d)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Servicer’s Certificate.

(ii) Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies in writing, if such Servicer becomes aware of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the SAC Property to the extent it is reasonably available to the Servicer without undue cost or burden, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the SAC Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it without undue cost or burden that is necessary to calculate the SAC Charges applicable to each Customer Class.

(iv) Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Servicer’s Certificate described in Section 4.01(d)(ii), the Annual Compliance Certificate described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities laws or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Servicer’s Certificates described in Section 4.01(d)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c) Opinions of Counsel. The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and to the Indenture Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the SAC Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii) no later than March 31 of each calendar year (beginning with the calendar year beginning January 1, 2027), an Opinion of Counsel from external counsel of the Issuer either: (A) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the Commission, the Secretary of State, under the Securitization Law and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien and first priority perfected security interest created by the Indenture and reciting the details of such action; or (B) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Commission, the Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the first priority perfected security interest created by the Indenture and the Series Supplement.

Each Opinion of Counsel referred to in Section 3.01(c)(i) and (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such Liens. The costs of such Opinions of Counsel, are out-of-pocket costs of the Servicer which shall be Reimbursable Servicer Expenses reimbursable under the Indenture as Ongoing Financing Costs.

SECTION 3.02. Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall:

(a) manage, service, administer and make collections in respect of the SAC Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Commission Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others;

(b) follow customary standards, policies and procedures for the electric transmission and distribution industry in the Commonwealth of Virginia in performing its duties as Servicer;

(c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the SAC Property and to impose, bill, charge, collect and receive the SAC Charges;

(d) comply with all Requirements of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the SAC Property;

(e) file and maintain the effectiveness of UCC financing statements with respect to the SAC Property transferred under the Sale Agreement; and

(f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the SAC Bond Collateral remains perfected and of first priority.

The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the SAC Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03. Annual Reports on Compliance with Regulation AB.

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (x) March 31 of each year, beginning March 31, 2027, or (y) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”), which may be in the form attached hereto as Exhibit C-1, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”), which may be in the form attached hereto as Exhibit C-2, in each case, with such changes as may be required to conform to the applicable U.S. federal securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB (or any successor or similar item or rule) to the extent required in connection with the filing of the annual report on Form 10-K referred to above; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c) The initial Servicer, in its capacity as Sponsor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Depositor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Depositor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2027, or (ii) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2027, the period of time from the date of this Agreement until December 31, 2026), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Exhibit C-1. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the written direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report delivered pursuant to Section 3.04(a) above shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

(c) The costs of the Annual Accountant’s Report shall be Reimbursable Servicer Expenses reimbursable as an Operating Expense under the Indenture.

SECTION 3.05. Commission Annual Report.

(a) The Servicer shall prepare and submit to the Director of the Division of Utility Accounting and Finance of the Commission, no later than March 31 of each year (or such other date as may be required by the Commission or the Financing Order), an annual report covering the prior year (the “Commission Annual Report”). The Commission Annual Report shall be submitted in electronic format, with all schedules and supporting data provided in Microsoft Excel format, as required by the Financing Order. The Commission Annual Report shall include the following information for the reporting period, itemized by month and by dollar amount, and by FERC account where applicable a schedule:

(i) of the SAC Charges collected by the Servicer from Customers and remitted to the Issuer, by month and by dollar amount;

(ii) that quantifies the fees paid by the Issuer to the Servicer, by type of fee, by month, by FERC account where the proceeds from each fee are recorded on the Servicer’s books, and by dollar amount;

(iii) that quantifies the Servicer’s internal and external costs to carry out its responsibilities under the Servicing Agreement and the Administration Agreement, by agreement, by type of cost, by month, by FERC account where each cost is recorded on the Servicer’s books, and by dollar amount; and

(iv) that quantifies any other charges or fees to or from the Servicer and the Issuer, by type of charge or fee, by month, by FERC account where each charge or fee is recorded on the Servicer’s books, and by dollar amount.

(b) The Commission Annual Report shall (i) be certified by a Responsible Officer of the Servicer as to its accuracy and completeness and (ii) include such additional information as the Commission may reasonably request from time to time in connection with the administration and oversight of the SAC Charges, provided that such information is reasonably available to the Servicer without undue cost or burden.

SECTION 3.06. Monitoring of Third-Party Collectors. From time to time, until the Retirement of the SAC Bonds, the Servicer shall take all actions with respect to Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with such Servicer, the Financing Order, and any Commission Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with SAC Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer, the Financing Order, and any Commission Regulations in effect from time to time. Such procedures and policies shall include the following:

(a) Maintenance of Records and Information. In addition to any actions required by the Financing Order, Commission Regulations or other applicable law, the Servicer shall, with respect to the Customers:

(i) maintain adequate records for promptly identifying and contacting any Third-Party Collector;

(ii) maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii) maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to the SAC Charges; and

(iv) provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of SAC Charges and remittances.

If there are any Third-Party Collectors, the Servicer shall update the records described above in this Section 3.06(a) no less frequently than quarterly.

(b) Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under the Financing Order, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the SAC Bonds from being downgraded, withdrawn or suspended. The Servicer shall, in accordance with and to the extent permitted by the Securitization Law, applicable Commission Regulations and the terms of the Financing Order, include and impose the above-described terms in any tariffs filed under the Securitization Law which would allow other utilities to issue single bills which include SAC Charges to Customers.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS AND NON-STANDARD TRUE-UP ADJUSTMENTS

SECTION 4.01. True-Up Adjustments and Non-Standard True-Up Adjustments. From time to time, until the Retirement of the SAC Bonds, the Servicer shall identify the need for, as applicable, an Annual True-Up Adjustment, a Semi-Annual or Quarterly True-Up Adjustment, an Interim True-Up Adjustment and a Non-Standard True-Up Adjustment and shall take all reasonable action to obtain and implement such adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the SAC Bonds is attached hereto as Schedule 4.01(a). If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b) True-Up Adjustments.

(i) Annual True-Up Adjustment and Filings. No later than fifteen (15) days prior to each applicable Annual True-Up Adjustment Date, the Servicer will submit to the Commission a True-Up Adjustment Letter, which shall include: (A) the calculation of under-collections or over-collections, regardless of the proposed effective date for the Annual True-Up Adjustment; (B) the calculation of the Periodic Billing Requirement for the next twelve (12) months; (C) the sum of clauses (A) and (B) above, in order to determine an adjusted Periodic Billing Requirement for the next twelve (12) months; (D) the sum calculated in clause (C) above multiplied by the revenue allocation percentage then assigned to each Customer Class to determine the Periodic Bill Requirement for each SAC Rate

Class; (E) the quotient of the amount assigned to each Customer Class in clause (D) above by the forecasted energy (kWh) billing units or demand (kW) which may include adjustments for seasonality and Customer collection experience, as applicable, to determine the respective SAC Charge for each Customer Class. Notwithstanding the foregoing, for purposes of the first (1st) Periodic Billing Requirement, established through the Issuance Advice Letter, it may be calculated based upon a Collection Period greater or less than twelve (12) months, and the Periodic Billing Requirement calculated in the event any SAC Bonds remain outstanding following the Scheduled Final Payment Date may be calculated based upon a Collection Period of less than twelve (12) months. The Servicer shall perform the calculation of Annual True-Up Adjustment in accordance with the formula and procedures set forth in the True-Up Adjustment Letter, as may be amended from time to time with Commission approval, and make all required notice and other filings with the Commission to the reflect the revised SAC Charges, including any Securitization Financing Rider Adjustment. Such Annual True-Up Adjustment shall be implemented within thirty (30) days of the Servicer’s filing with the Commission, subject to the Commission’s right to review for mathematical or clerical errors, and no further action of the Commission shall be required prior to implementation, as provided in the Financing Order.

(ii) Semi-Annual or Quarterly True-Up Adjustment and Filings. The Servicer will implement a Semi-Annual or Quarterly True-Up Adjustment (in the same manner as provided for in Section 4.01(b)(i), except applying to the process the Semi-Annual or Quarterly True-Up Adjustment and Semi-Annual or Quarterly True-Up Adjustment Date in lieu of the Annual True-Up Adjustment and Annual True-Up Adjustment Date) no later than fifteen (15) days prior to the applicable Semi-Annual or Quarterly True-Up Adjustment Date if the Servicer forecasts that SAC Charge Collections during the current Calculation Period will be insufficient: (A) to make all scheduled payments of principal, interest, and other amounts in respect of the SAC Bonds on a timely basis; (B) to replenish any draws upon the Capital Subaccount; and/or (C) to pay Ongoing Financing Costs on a timely basis.

(iii) Interim True-Up Adjustment and Filings. In addition to the Annual True-Up Adjustment and the Semi-Annual or Quarterly True-Up Adjustment, the Servicer may implement an Interim True-Up Adjustment (in the same manner as provided for in Section 4.01(b)(i), except applying to the process the Interim True-Up Adjustment and Interim True-Up Adjustment Date in lieu of the terms Annual True-Up Adjustment and Annual True-Up Adjustment Date) at any time if the Servicer forecasts that SAC Charge Collections during the current Calculation Period will be insufficient to: (A) make all scheduled payments of principal, interest, and other amounts in respect of the SAC Bonds on a timely basis; (B) to replenish any draws upon the Capital Subaccount; and/or (C) to pay Ongoing Financing Costs on a timely basis or generally to correct any under-collection or over-collection in order to assure timely payment of the foregoing without over-collection. Such interim adjustments may be made from time to time, as determined by the Servicer.

(c) Non-Standard True-Up Adjustment. Upon the happening of a Significant Change, the Servicer may submit a Non-Standard True-Up Adjustment Rider to the Commission with a Non-Standard True-Up Adjustment Effective Date at least thirty (30) days after the date of each submission. If the Commission approves the Non-Standard True-Up Adjustment Rider or does not object for the reasons described in the Financing Order within the applicable thirty (30) day period for the Commission’s response, the Servicer shall effect the corresponding Non-Standard True-Up Adjustment as of the Non-Standard True-Up Adjustment Effective Date. If the Commission objects to the Non-Standard True-Up Adjustment Rider for the reasons described in the Financing Order within such thirty (30) day period, the Servicer may review the reasons provided for the Commission’s determination and, if the Non-Standard True-Up Adjustment Rider can be revised to resolve the Commission’s reasons for the objection, the Servicer may submit a revised Non-Standard True-Up Adjustment Rider to the Commission for approval.

(d) Reports.

(i) Notification of Filings. Whenever the Servicer files a True-Up Adjustment Letter, Non-Standard True-Up Adjustment Rider or Securitization Financing Rider with the Commission, the Servicer shall send a copy of such filing (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such True-Up Adjustment Letter, Non-Standard True-Up Adjustment Rider or Securitization Financing Rider, as applicable) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised SAC Charges are not implemented and effective on the applicable date set forth in the True-Up Adjustment Letter, the Non-Standard True-Up Adjustment Rider or the Securitization Financing Rider, as applicable, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second (2nd) Servicer Business Day after such applicable date.

(ii) Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a draft of a written report substantially in the form of Exhibit B hereto (the “Servicer’s Certificate”) to the Indenture Trustee which shall include all of the following information (to the extent applicable) with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A) the amount of the payment to Holders allocable to principal, if any;

(B) the amount of the payment to Holders allocable to interest;

(C) the aggregate Outstanding Amount of the SAC Bonds, before and after giving effect to any payments allocated to principal reported under clause (A) above;

(D) the difference, if any, between the amount specified in clause (C) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(E) any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F) the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

On or prior to each Payment Date or Special Payment Date, the Servicer shall deliver the final Servicer’s Certificate to the Issuer, the Indenture Trustee and the Rating Agencies.

(iii) Reports to Customers.

(A) After each revised SAC Charge has gone into effect pursuant to any True-Up Adjustments or Non-Standard True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable Commission Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised SAC Charge.

(B) The Servicer shall comply with the requirements of the Financing Order with respect to the identification of SAC Charges on Bills to ensure that each Customer’s Bill contains the portion of SAC Charges applicable to the rate class and a separate line item including both the base rate of the Customer’s electricity and the amount of the SAC Charge.

(C) The Servicer shall pay all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 4.02. Limitation of Liability.

(a) Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustments or Non-Standard True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the SAC Property, the True-Up Adjustments or the Non-Standard True-Up Adjustment), by the Commission in any way related to the SAC Property or in connection with any True-Up Adjustments or Non-Standard True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustments or Non-Standard True-Up Adjustment, or the approval of any revised SAC Charges and the scheduled adjustments thereto.

(iii) Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised SAC Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any SAC Bonds generally.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE SAC PROPERTY

SECTION 5.01. Custody of SAC Property Records. To assure uniform quality in servicing the SAC Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the SAC Property, including copies of the Financing Order, Issuance Advice Letter, True-Up Adjustment Letter, the Non-Standard True-Up Adjustment Rider, and the Securitization Financing Rider and Securitization Financing Rider Adjustments relating thereto and all documents filed with the Commission in connection with any True-Up Adjustments or Non-Standard True-Up Adjustment and computational records relating thereto (collectively, the “SAC Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all SAC Property.

SECTION 5.02. Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the SAC Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the SAC Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as a custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any material failure on its part to hold the SAC Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the SAC Property Records. The Servicer’s duties to hold the SAC Property Records set forth in this Section 5.02, to the extent the SAC Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) the first date on which no SAC Bonds are Outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain the SAC Property Records at 1 Riverside Plaza, Columbus, Ohio 43215 or 1051 East Cary St., Suite 1100, Richmond, Virginia 23219, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available, as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the SAC Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any SAC Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d) Defending SAC Property Against Claims. The Servicer, on behalf of the Issuer and the Holders, shall institute any action or proceeding reasonably necessary to compel performance by the Commission or the Commonwealth of Virginia under the Securitization Law or the Intercreditor Agreement with respect to the SAC Property; provided, however, that in circumstances in which the servicing procedures set out in Annex I apply, the provisions of this undertaking do not require the Servicer to act in a manner different from the manner that the servicing procedures require. The Servicer agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, judicial invalidation of, or supplement to, the Securitization Law or the Financing Order which would be detrimental to the interests of the Holders or which would cause an impairment of the rights of the Issuer or the Holders. The costs of any action described in this Section 5.02(d) shall be payable from SAC Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture; provided that the Servicer shall only be obligated to institute and maintain such action or proceedings if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy such obligations.

(e) Additional Litigation to Defend SAC Property. In addition to its obligations under Section 5.02(d), the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Commission or the Commonwealth of Virginia of any of their respective obligations or duties under the Securitization Law or the Financing Order with respect to the SAC Property and SAC Charges. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of APCo’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to APCo under the Securitization Law and Financing Order.

SECTION 5.03. Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the SAC Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

SECTION 5.04. Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one (1) year and one (1) day after the date on which no SAC Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the SAC Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any SAC Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the Commonwealth of Virginia, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the SAC Property and to hold the SAC Property Records as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the SAC Property as required by this Agreement and the Intercreditor Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the SAC Property).

(c) Power and Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d) Binding Obligation. Each of this Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms of each will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien or security interest that may be granted under the Basic Documents or any Lien created pursuant to Section 56-249.8.E.2. of the Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) No Proceedings. There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the SAC Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the SAC Bonds or (iv) seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the SAC Bonds as debt.

(g) Approvals. Except for the filings to be made under the Securitization Law, no governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of each, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the Securitization Law and the UCC.

(h) Reports and Certificates. Each report and certificate delivered in connection with the Issuance Advice Letter or delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the SAC Charges, True-Up Adjustments or Non-Standard True-Up Adjustment will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02. Indemnities of Servicer; Release of Claims.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and any Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement or the Intercreditor Agreement, (ii) the Servicer’s breach in any material respects of any of its representations and warranties contained in this Agreement or the Intercreditor Agreement that results in a Servicer Default, or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under this Agreement), in each case, except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of APCo (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

(e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to: (i) the Servicing Fee; (ii) reimbursement for Reimbursable Servicer Expenses; (iii) reimbursement for any Excess Remittance; (iv) reimbursement for costs incurred pursuant to Section 5.02(d); and (v) the payment of the purchase price of SAC Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the SAC Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f) Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, for which indemnification by the Servicer under this Agreement shall apply, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer; (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action; (iii) the Servicer shall authorize the Indemnified Person to employ one (1) separate counsel (plus one local counsel) at the expense of the Servicer; or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Servicer will credit Customers to the extent there are higher SAC Charges, including any increase in the Servicing Fee that becomes payable to a successor Servicer pursuant to Section 6.06, as a result of a Servicer Default resulting from the Servicer’s willful misconduct, bad faith or gross negligence in performance of its duties or observance of its covenants under this Agreement or the Servicer’s failure to remit any required payment of SAC Charge Collections; provided, however, that any credit to Customers shall not impact the SAC Charges or the SAC Property. The Servicer’s obligation to credit Customers will survive the termination of this Agreement. The requirement to credit customers set forth in this paragraph may be enforced by the Commission but is not enforceable by any Customer.

SECTION 6.03. Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for SAC Charges will be binding upon the Servicer and any other entity that provides transmission and distribution services or direct wire services to a Person that is a Customer of APCo or any successor Servicer so long as the SAC Charges have not been fully collected and remitted. Any Person:

(a) into which the Servicer may be merged, converted or consolidated and which is a Jurisdictional Successor;

(b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and which is a Jurisdictional Successor;

(c) that may succeed to the properties and assets of the Servicer in the Commonwealth of Virginia substantially as a whole;

(d) which results from the division of the Servicer into two or more Persons and which is a Jurisdictional Successor; or

(e) is otherwise a Jurisdictional Successor to Servicer;

which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Securitization Law and the UCC, have been executed (if applicable) and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the SAC Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such interests,

(iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material U.S. federal income tax consequence to the Issuer or the Holders of SAC Bonds, and

(v) the Servicer shall have given the Rating Agencies prior written notice of such transaction.

When any Person (or more than one Person) acquires the properties and assets of the Servicer in the Commonwealth of Virginia substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder.

SECTION 6.04. Limitation on Liability of Servicer and Others.

(a) Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or the Intercreditor Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

(b) Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the SAC Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from SAC Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.05. APCo Not to Resign as Servicer. Subject to the provisions of Section 6.03, APCo shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless APCo delivers to the Indenture Trustee an opinion of external counsel to the effect that APCo’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of APCo in accordance with Section 7.02.

SECTION 6.06. Servicing Compensation.

(a) In consideration for its services hereunder, until the Retirement of the SAC Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) for so long as APCo or an Affiliate of APCo is the Servicer, 0.05% of the aggregate initial principal amount of all Outstanding SAC Bonds or (ii) if neither APCo nor any of its Affiliates is the Servicer, an amount agreed upon by the successor Servicer and the Indenture Trustee (acting at the written direction of the Holders of a majority in the principal amount of the Outstanding SAC Bonds) not to, unless the Commission consents to such higher amount, exceed 0.60% of the aggregate initial principal amount of all Outstanding SAC Bonds. The Servicing Fee owing shall be calculated based on the initial principal amount of the SAC Bonds. In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for printing, attorneys, accountants or other professional services retained by, and other incremental out-of-pocket third-party costs of, the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Servicer Expenses”).

(b) The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, semi-annually, with half of the Servicing Fee being paid on each Payment Date (which amount will be pro-rated for the first and final Payment Date) in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c) Other than Reimbursable Servicer Expenses and except as otherwise expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders, but excluding any costs and expenses incurred by APCo in its capacity as Administrator) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d) The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

(e) Any Servicing Fee (and, if applicable, Administration Fee) received by the Servicer under this Agreement or the Administration Agreement that exceed the Servicer’s or Administrator’s incremental cost of performing the respective functions shall be credited back to Customers in the next base rate case in which such costs and revenues are included in the Servicer’s or Administrator’s cost of service, but only to the extent such crediting does not impair the targeted highest credit ratings on the SAC Bonds.

SECTION 6.07. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the SAC Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the SAC Property the noncompliance with which would have a material adverse effect on the value of the SAC Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, such advancements shall constitute Reimbursable Servicer Expenses and the Issuer shall reimburse the Servicer for any such advances.

SECTION 6.08. Access to Certain Records and Information Regarding SAC Property. The Servicer shall provide to the Indenture Trustee access to the SAC Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09. Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of APCo, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the SAC Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the SAC Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10. No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the SAC Bonds.

SECTION 6.11. Remittances.

(a) On each Servicer Business Day, commencing 35 days after the Closing Date, the Servicer shall remit to the General Subaccount of the Collection Account the total SAC Charge Payments estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day in respect of all previously billed SAC Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the SAC Bond Collateral which it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all SAC Charge Payments collected by it and any other proceeds for the SAC Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge, withholding or other deduction except (i) as set forth in clause (c) below and (ii) as permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all SAC Charge Payments collected by it in accordance with this Agreement except (i) as set forth in clause (c) below and (ii) as permitted by Section 6.06.

(c) On or before the twenty-fifth calendar day of each calendar month (or, if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day) commencing with July, 2026, the Servicer shall, in the Monthly Servicer’s Certificate, calculate the amount of any Remittance Shortfall or Excess Remittance for the Collection Period corresponding to the immediately preceding calendar month, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, in the amount of the Remittance Shortfall, to the General Subaccount of the Collection Account within five (5) Servicer Business Days after the delivery of the applicable Monthly Servicer’s Certificate, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the General Subaccount of the Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, with the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest on the SAC Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from the General Subaccount or Excess Funds Subaccount the amount of such Excess Remittance, with such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12. Maintenance of Operations. Subject to Section 6.03, Servicer agrees to use commercially reasonable efforts to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide wire service directly to Customers) so long as it is acting as the Servicer under this Agreement.

SECTION 6.13. Tracing and Segregation of SAC Charge Collections.

(a) The Servicer shall implement and maintain a specific billing code or identifier for SAC Charges on its billing system. This billing code shall be used for all SAC Charges billed to Customers and shall be sufficient to enable the identification and segregation of SAC Charges from all other charges on Customer bills and in the Servicer’s accounting and remittance systems.

(b) The Servicer shall ensure that all amounts collected from Customers in respect of SAC Charges are deposited into one or more designated collection accounts established for the benefit of the Indenture Trustee and the Holders, as required by the Indenture and this Agreement.

(c) The Servicer shall maintain records sufficient to determine, at all times, the identifiable cash proceeds of any SAC Property. Such records shall include: (i) the amount of SAC Charges billed and collected; (ii) the application of the specific billing code to each SAC Charge; (iii) the deposit of such collections into the designated collection accounts as specified in the Indenture; and (iv) the reconciliation of SAC Charge Collections with amounts remitted to the Indenture Trustee. The Servicer shall maintain these records in a manner that allows for the tracing of funds collected as SAC Charges from the point of billing through deposit and remittance.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after the earlier of the date on which (i) written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or (ii) such failure is actually known by a Responsible Officer of the Servicer; or

(b) any failure on the part of the Servicer duly to observe or to perform in any material respect any covenants or agreements of the Servicer as set forth in this Agreement (other than as provided in Sections 7.01(a) and (b)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer (with a copy to the Indenture Trustee) or to the Servicer by the Indenture Trustee or (B) such failure is actually known by a Responsible Officer of the Servicer; or

(c) any failure in any material respect by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Business Days; or

(d) any representation or warranty made by the Servicer in this Agreement or any other Basic Document shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the earlier of the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is actually known to a Responsible Officer of the Servicer; or

(e) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee acting under the Indenture may (if it is actually known by a Responsible Officer of the Indenture Trustee) or, upon the written instruction of the Holders evidencing not less than a majority of the Outstanding Amount of the SAC Bonds, shall, in each case by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations of the Servicer under this Agreement (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed). The appointment of any successor Servicer shall be subject to the terms and provisions of the Intercreditor Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to (i) apply to the Commission or the court of the City of Richmond, Virginia, for sequestration and payment of revenues arising with respect to the SAC Property and (ii) foreclose on or otherwise enforce the lien and security interests in any SAC Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the SAC Bonds, the SAC Property, the SAC Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the SAC Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all SAC Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the SAC Property or the SAC Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the SAC Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the SAC Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of APCo as Servicer shall not terminate APCo’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee and Reimbursable Servicer Expenses, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee shall, upon the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the SAC Bonds, shall, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee (acting at the written direction of the Holders of a majority in the principal amount of the Outstanding SAC Bonds) and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may, or, upon the written direction of the Holders of not less than a majority of SAC Bonds, shall, in each case petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. Except as permitted by Section 6.03, a Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Servicer). In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and reimbursement of the Reimbursable Servicer Expenses and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03. Waiver of Past Defaults. The Indenture Trustee, acting at the written direction of the Holders evidencing not less than a majority of the Outstanding Amount of the SAC Bonds, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

SECTION 7.04. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder. All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in connection with this Section 7.05 shall be paid by the Issuer or the successor Servicer from SAC Charge Collections available under the Indenture, following presentation of reasonable documentation of such costs and expenses.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Amendment.

(a) This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided that any such amendment may not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interest of any Holder in any material respect without the consent of the Holders of not less than a majority of the outstanding principal amount of the SAC Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b) In addition, this Agreement may be amended in writing by the Servicer and the Issuer with ten (10) Business Days’ prior written notice given to the Rating Agencies and the Indenture Trustee, without the consent of any of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Servicer delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(c) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(d) Notwithstanding Sections 8.01(a) through (c), or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating SAC Charge Payments as a result of changes to the Servicer’s current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of SAC Charge Collections determined to have been actually received, or to address the manner of presenting SAC Charges on the Bills of Customers; provided that any such amendment shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Issuer and the Indenture Trustee, have a material adverse effect on the Holders of then Outstanding SAC Bonds.

(e) It shall not be necessary for the consent of Holders pursuant to this Article to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.

SECTION 8.02. Maintenance of Accounts and Records.

(a) The Servicer shall maintain accounts and records as to the SAC Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between SAC Charge Payments received by the Servicer and SAC Charge Collections from time to time deposited in the Collection Account.

(b) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the SAC Property and the SAC Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03. Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Commission, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by email or other form of electronic transmission:

(a) in the case of the Servicer, to Appalachian Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operatoins_AEP@aep.com;

(b) in the case of the Issuer, to Appalachian Power Recovery Funding LLC, at 1051 East Cary St., Suite 1100, Richmond, Virginia 23219, Attention: Managers, Telephone: (614) 716-1519, Email: Treasury_Operatoins_AEP@aep.com;

(c) in the case of the Indenture Trustee or a Responsible Officer of the Indenture Trustee, at the Corporate Trust Office;

(d) in the case of the Commission, to State Corporation Commission of the Commonwealth of Virginia, Tyler Building - 10th Floor 1300 East Main Street Richmond, VA 23219, Telephone: (804) 371-9733, Email: sccefile@scc.virginia.gov;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for the purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee (on behalf of itself and the Secured Parties), and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the SAC Property or SAC Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order or pursuant to this Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

SECTION 8.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07. Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

SECTION 8.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.10. Assignment to Indenture Trustee. (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered by the Issuer pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date that is one (1) year and one (1) day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.13. Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the SAC Bonds or undertaking credit rating surveillance of the SAC Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

SECTION 8.14. Final Distribution and Credit to Other Rates. Upon the Retirement of the SAC Bonds and payment in full of all related Financing Costs, any remaining balance in the Collection Account, after payment of all amounts due to the Servicer, the Indenture Trustee, and any other parties as provided in the Indenture, including the return of the capital contribution and any unpaid return on invested capital to APCo, shall be distributed to APCo. APCo shall, as soon as practicable following receipt of such funds, credit other electric rates and charges by a like amount, less the amount of the relevant capital subaccount and any unpaid return on invested capital due to APCo, in accordance with the requirements of the Financing Order.

SECTION 8.15. Indenture Trustee Action. In acting hereunder, the Indenture Trustee shall have the rights, privileges, protections, indemnities and immunities granted to it under the Indenture.

SECTION 8.16. Termination. This Agreement shall terminate when the Retirement of the SAC Bonds occurs and all related Financing Costs have been paid in full, unless terminated earlier pursuant to the terms of this Agreement.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

APPALACHIAN POWER RECOVERY FUNDING LLC,
as Issuer

By:
Name:
Title:

APPALACHIAN POWER COMPANY,
as Servicer

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Signature Page to

Securitized Asset Cost Property Servicing Agreement

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

See Attached.

EXHIBIT A

Remittance Dates

Monthly Servicer’s Certificate

(to be delivered each month pursuant to Section 3.01(b)(i) of the Securitized Asset Cost Property Servicing Agreement)

APPALACHIAN POWER RECOVERY FUNDING LLC

Appalachian Power Company, as Servicer

Pursuant to the Securitized Asset Cost Property Servicing Agreement dated as of May 27, 2026 (the “SAC Property Servicing Agreement”) between Appalachian Power Company, as Servicer, and Appalachian Power Recovery Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Collection Period:

Remittance Dates:

Customer Class	a. SAC Charges in Effect	b. Billed SAC Charges	c. Estimated SAC Charge Collections Received
Total

Collection Period:

Customer Class	d. Estimated SAC Charge Collections Received Total	e. Actual SAC Charge Payments Received	f. Remittance Shortfall for this Collection Period	g. Excess Remittance for this Collection Period
Total

h. Daily remittances previously made by the Servicer to the Collection Account in respect of this Collection Period (c):

i. The amount to be remitted by the Servicer to the Collection Account for this Collection Period is (c + f - g):

j. If (i>h), (i-h) equals net amount due from the Servicer to the Collection Amount:

k. If (h>i), (h-i) equals net amount due to the Servicer from the Collection Amount:

Capitalized terms used herein have their respective meanings set forth in the Securitized Asset Cost Property Servicing Agreement.

EXHIBIT A

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate the day of

APPALACHIAN POWER COMPANY, as Servicer

Name:
Title:

EXHIBIT A

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(d)(ii) of the Securitized Asset Cost Property Servicing Agreement, dated as of May 27, 2026 (the “Servicing Agreement”), between, APPALACHIAN POWER COMPANY, as Servicer, and APPALACHIAN POWER RECOVERY FUNDING LLC, as Issuer, the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture (as defined in the Servicing Agreement). References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: ____ to ______

Payment Date: _____________

Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the ___ Collection Period	$	_________
ii.	Remittances for the ___ Collection Period	$	_________
iii.	Remittances for the ___ Collection Period	$	_________
iv.	Remittances for the ___ Collection Period	$	_________
v.	Remittances for the ___ Collection Period	$	_________
vi.	Remittances for the ___ Collection Period	$	_________
vii.	Investment Earnings on Collection Account
viii.	Investment Earnings on Capital Subaccount	$	_________
ix.	Investment Earnings on Excess Funds Subaccount	$	_________
x.	Investment Earnings on General Subaccount	$	_________

xi.	General Subaccount Balance (sum of i through x above)	$	_________

xii.	Excess Funds Subaccount Balance as of Prior Payment Date	$	_________
xiii.	Capital Subaccount Balance as of Prior Payment Date	$	_________
xiv.	Collection Account Balance (sum of xii through xiii above)	$	_________

Outstanding Amounts of as of Prior Payment Date:

Tranche A-1 Outstanding Amount	$__________
Tranche A-2 Outstanding Amount	$__________
Aggregate Outstanding Amount of all Tranches of SAC Bonds:	$__________

EXHIBIT B

Required Funding/Payments as of Current Payment Date:

Principal	Principal Due
Tranche A-1	$	__________
Tranche A-2	$	__________
Tranche A-3	$	__________
For all Tranches of SAC Bonds:	$	__________

Interest Tranche	Interest Rate	Days in Interest Period[1]	Principal Balance	Interest Due
Tranche A-1				$	__________
Tranche A-2				$	__________
Tranche A-3				$	__________
For all Tranches of SAC Bonds:				$	__________

	Required Level	Funding Required
ix. Capital Subaccount
Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture
i. Trustee Fees and Expenses; Indemnity Amounts[2]		$	_____________
ii. Servicing Fee		$	_____________
iii. Administration Fee; Independent Manager Fee		$	_____________
iv. Operating Expenses		$	_____________
v. Periodic Interest (including any past-due for prior periods)		$	___________

Tranche	Aggregate		Per $1000 of Original Principal Amount
1. Tranche A-1 Interest Payment	$	_____________	$	_____________
2. Tranche A-2 Interest Payment	$	_____________	$	_____________
3. Tranche A-3 Interest Payment	$	_____________	$	_____________
	$	_____________
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date					$	___________

[1]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.
[2]	Subject to $100,000 cap per annum.

EXHIBIT B

Tranche	Aggregate		Per $1000 of Original Principal Amount
1. Tranche A-1 Principal Payment	$	_____________	$	_____________
2. Tranche A-2 Principal Payment	$	_____________	$	_____________
3. Tranche A-3 Principal Payment	$	_____________	$	_____________
	$	_____________
vii. Periodic Principal			$	___________

EXHIBIT B

Tranche	Aggregate		Per $1000 of Original Principal Amount
Tranche A-1 Principal Payment	$	_____________	$	_____________
Tranche A-2 Principal Payment	$	_____________	$	_____________
Tranche A-3 Principal Payment	$	_____________	$	_____________

viii. Other unpaid fees, expenses and indemnity amounts owed to the Indenture Trustee	$	_____________
viii. Other unpaid Operating Expenses	$	_____________
viii. Funding of Capital Subaccount (to required level)	$	_____________
ix. Return on Invested Capital released to APCo	$	_____________
x. Deposit to Excess Funds Subaccount	$	_____________
xi. Released to Issuer upon Retirement of all Bonds	$	_____________
xii. Aggregate Remittances as of Current Payment Date	$	_____________

Subaccount Withdrawals as of Current Payment (if applicable, pursuant to Section 8.02(f) of Indenture):

i.	Excess Funds Subaccount	$	_____________
ii.	Capital Subaccount	$	_____________
iii.	Total Withdrawals	$	_____________

Outstanding Amount and Collection Account Balance as of Current Payment Date

(after giving effect to payments to be made on such Payment Date):

i.	Tranche A-1	$	_____________
	Tranche A-2	$	_____________
	Tranche A-3	$	_____________
	Aggregate Outstanding Amount of all Tranches of SAC Bonds:	$	_____________
	Excess Funds Subaccount Balance	$	_____________
	Capital Subaccount Balance	$	_____________
	Aggregate Collection Account Balance	$	_____________

EXHIBIT B

Shortfalls in Interest and Principal Payments as of Current Payment Date

i.	Semi-annual Interest
	Tranche A-1 Interest Payment	$	_____________
	Tranche A-2 Interest Payment	$	_____________
	Tranche A-3 Interest Payment	$	_____________
		$	_____________
ii.	Semi-annual Principal
	Tranche A-1 Principal Payment	$	_____________
	Tranche A-2 Principal Payment	$	_____________
	Tranche A-3 Principal Payment	$	_____________
		$	_____________

Shortfalls in Required Subaccount Levels as of Current Payment Date

ii.	Capital Subaccount	$	_____________

EXHIBIT B

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this __ day of __________.

APPALACHIAN POWER COMPANY,
as Servicer

By:
Name:
Title:

EXHIBIT B

EXHIBIT C-1

REGULATION AB SERVICER’S CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting ~~[~~__________~~]~~ of ~~[~~APPALACHIAN POWER COMPANY~~]~~, as servicer (the “Servicer”) under the Securitized Asset Cost Property Servicing Agreement dated as of May 27, 2026 (the “Servicing Agreement”) between the Servicer and APPALACHIAN POWER RECOVERY FUNDING LLC (the “Issuer”) and further that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; documents do not require a fidelity bond or errors and omissions policy.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days of receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by the Securities Intermediary and in the name of the Indenture Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Securities Intermediary.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of SAC Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (SAC Charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by the Financing Order and Commission regulations.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; SAC Charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	Not applicable.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. ~~[~~If not true, include description of any material instance of noncompliance.~~]~~

4. A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K.

Executed as of this ______________ day of _________________, ____.

~~[~~APPALACHIAN POWER COMPANY~~]~~

By:
Name:
Title:

EXHIBIT C-1

EXHIBIT C-2

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting ~~[~~_________~~]~~ of ~~[~~NAME OF SERVICER~~]~~, as servicer (the “Servicer”) under the Securitized Asset Cost Property Servicing Agreement dated as of [•], 2026 (the “Servicing Agreement”) between the Servicer and APPALACHIAN POWER RECOVERY FUNDING LLC, as issuer (the “Issuer”), and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [________], [     ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended ~~[~~________~~]~~,~~[~~ _____~~]~~, except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

~~[~~NAME OF SERVICER~~]~~

By:
Name:
Title:

EXHIBIT C-2

ANNEX A

TO CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended ~~[~~__________~~]~~:

Nature of Default	Status

Annex A to Exhibit C-2

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

DATE	Tranche A-1			Tranche A-2			Tranche A-3
Closing Date	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]
[•]	$	[	•]	$	[	•]	$	[	•]

Schedule 4.01(a)

1

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Securitized Asset Cost Property Servicing Agreement (the “Agreement”).

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meter reading services for that Customer’s account.

“Billed SAC Charges” means the amounts of SAC Charges billed by the Servicer.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets, rates or charges that it services for itself and, if applicable, others.

SECTION 2. DATA ACQUISITION.

(a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period.

(b) Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable Commission Regulations and customary practices and procedures.

(c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. USAGE AND BILL CALCULATION.

The Servicer shall (a) obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable Commission Regulations) at least once each Billing Period; and (b) determine therefrom each Customer’s individual SAC Charges to be included on Bills issued by it to such Customer for billing such Customer.

ANNEX I

1

SECTION 4. BILLING.

The Servicer shall implement the SAC Charges as of the Closing Date and shall thereafter bill each Customer, or, with respect to such Customers billed by a Third-Party Collector, the Third-Party Collector for the respective Customer’s outstanding current and past due SAC Charges accruing through the date on which the SAC Charges may no longer be billed, all in accordance with the following:

(a) Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or where a Third-Party Collector is responsible for billing a Customers, to the Third-Party Collector for such Customers’ SAC Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers or Third-Party Collectors, as applicable. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

(b) Format.

(i) Each Bill issued by the Servicer shall contain the charge corresponding to the respective SAC Charges owed by such Customer for the applicable Billing Period. The Servicer shall comply with the requirements of the Financing Order with respect to the identification of SAC Charges on Bills to ensure that each Customer’s bill contains: the portion of SAC Charges applicable to the rate class and a separate line item including both the base rate of the customer’s electricity and the amount of the SAC Charge are present and identifiable on the Customer’s Bill as required by Section 4.01(d)(iii)(B) of the Servicing Agreement.

(ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to its Customers in accordance with, if applicable, the Financing Order and any other Commission Regulations. To the extent that Bill format, structure and text are not prescribed by the Financing Order, the Securitization Law or by applicable Commission Regulations, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c) Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers.

ANNEX I

2

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service its Customers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect all Billed SAC Charges from Customers and Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to its Customers in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(B)	The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable Commission Regulations and as required by the Financing Order.

(C)

In circumstances where the Servicer is allowed to bill Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(D)

The Servicer shall adhere to and carry out disconnection policies in accordance with the Securitization Law, the Financing Order, applicable Commission Regulations and the Servicer Policies and Practices.

(E)	The Servicer may employ the assistance of collection agents to collect any past-due SAC Charges in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(F)

The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Commission Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii), (iii), (iv) and (v) of this Annex I.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SAC Charges, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

ANNEX I

3

(iii) The Servicer shall accept payment from its Customers in respect of Billed SAC Charges in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b) Payment Processing; Allocation; Priority of Payments.

(i) The Servicer shall post all payments received in respect of the Billed SAC Charges to the applicable Customer accounts as promptly as practicable, and, in any event, substantially all such payments shall be posted no later than three (3) Business Days after such payments are actually received by Servicer.

(ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s account in proportion to the charges contained on the outstanding Bill to such Customer.

(iii) So long as the Intercreditor Agreement is in effect, the Servicer shall allocate, or cause to the allocated, amounts owed to the Issuer and to the other recipients of remittances described therein in accordance with the terms of the Intercreditor Agreement. Any amounts collected by the Servicer that represent partial payments of, (A) if the Intercreditor Agreement remains in effect, the portion of the Bill allocable to SAC Charges pursuant to the terms of the Intercreditor Agreement, or (B) otherwise, the total Bill to a Customer, in each case shall be allocated as follows: (1) first to amounts owed to the Issuer, the Servicer and any other affiliate of the Servicer which is owed “securitized asset cost charges” as defined in Section § 56-249.8.A. of the Securitization Law and other fees and charges (excluding any late fees), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill or applicable portion thereof, as applicable; then (2) all late charges shall be allocated to the Servicer.

(iv) The Servicer shall hold all over-payments received by such Servicer for the benefit of the Issuer and APCo and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.

(v) For Customers on a Budget Billing Plan, the Servicer shall treat SAC Charge Payments received from such Customers as if such Customers had been billed for their respective SAC Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clauses (ii) and (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

(c) Accounts; Records.

The Servicer shall maintain accounts and records as to the SAC Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the SAC Property and the amounts from time to time remitted to the Collection Account in respect of the SAC Property and (ii) to permit the SAC Charge Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of SAC Charge Collections commingled with the Servicer’s funds may be properly identified and traced.

ANNEX I

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(d) Investment of SAC Charge Payments Received.

Prior to each Daily Remittance, the Servicer may invest SAC Charge Payments received at its own risk and (except as required by applicable Commission Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e) Calculation of Daily Remittance.

(i) For purposes of calculating the Daily Remittance, (i) all Billed SAC Charges shall be estimated to be collected the same number of days after billing as is equal to the Weighted Average Days Outstanding then in effect (or, if such resulting day is not a Servicer Business Day, on the next Servicer Business Day) and (ii) the Servicer will, on each Servicer Business Day, remit to the Indenture Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed SAC Charges multiplied by one hundred percent less the system wide charge-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Estimated SAC Charge Collections for such Servicer Business Day. Pursuant to Section 6.11(c) of the Agreement, the Servicer shall calculate in each Monthly Servicer’s Certificate the amount of Actual SAC Charge Collections for the immediately preceding calendar month as compared to the Estimated SAC Charge Collections forwarded to the Collection Account in respect of such calendar month. No Excess Remittance shall be withdrawn from the Collection Account if such withdrawal would cause the amounts on deposit in the General Subaccount or the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the SAC Bonds. The Servicer and the Issuer further acknowledge and agree that the amount of the variances between Actual SAC Charge Collections and Estimated SAC Charge Collections are expected to be small and are not expected to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on Weighted Average Days Outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

(ii) In accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Weighted Average Days Outstanding and the system-wide charge-off percentage in order to be able to calculate the Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

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(iii) The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(d) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the SAC Charge Payments estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the Estimated SAC Charge Collections so estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Servicer Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify in writing the Issuer, the Indenture Trustee and the Rating Agencies of the same.

(iv) All calculations of collections, each update of the Weighted Average Days Outstanding or system-wide charge off percentage and any changes in procedures used to calculate the Estimated SAC Charge Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (iii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f) Remittances.

(i) The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii) The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii) In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

ANNEX I

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